Exhibit 99.1

News Release

Investor Contacts:

KCSA Strategic Communications

Philip Carlson / Brad Nelson

+1 212.896.1233 / +1 212.896.1217

pcarlson@kcsa.com / bnelson@kcsa.com

MagneGas Signs Equipment Purchase Agreement with Afnetco of South Africa

Afnetco to Purchase and Distribute MagneGas Products throughout South Africa

TAMPA, Fla., December 29, 2014 /PRNewswire/ -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a technology company that counts among its inventions a patented process that converts liquid waste into a hydrogen-based fuel, announced today that it has signed a Memorandum of Understanding, “MOU” for an equipment purchase and distribution agreement with Afnetco Recycling of South Africa. Afnetco has paid an initial deposit of $10,000 and plans to complete the payment of a first MagneGas system on or before June 2015.

Under the terms of the MOU, Afnetco has 180 days to complete the purchase of a 100kw MagneGas recycler and during that time, has a first right of refusal for other MagneGas opportunities in the region. Afnetco has initiated plans to expand their business development in South Africa to include green projects with a heavy focus on Infrastructure based technologies. MagneGas has been selected to be part of this program.

“I am excited that MagneGas has been selected to participate in Afnetco’s growth strategy for South Africa. Having a company like Afnetco endorse MagneGas and bring us into their region of the world further solidifies our expansion strategy into this region,” commented Ermanno Santilli, CEO of MagneGas. “We are looking forward to working with Afnetco and making a successful team in South Africa.”

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is a technology Company that counts among its inventions, a patented process that converts liquid waste into hydrogen based fuels. The Company currently sells MagneGas® into the metal working market as a replacement to acetylene. It is also selling equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.